032 U.S. Government Income Trust Attachment
09/30/2003 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1	(000s omitted)

Class A		61,194
Class B		12,774
Class C		 1,145

TOTAL		75,113


72DD2	(000s omitted)

Class M		    3,223
Class R		        0
Class Y		    1,749

TOTAL		    4,972

73A1

Class A		0.348
Class B		0.247
Class C		0.251


73A2

Class M		 0.312
Class R		 0.180
Class Y		 0.384

74U1	(000s omitted)

Class A		153,249
Class B		 40,342
Class C		  4,044

TOTAL		197,635


74U2	(000s omitted)

Class M		   5,568
Class R		       0
Class Y		   3,991

TOTAL		   9,559



74V1

Class A		13.20
Class B		13.12
Class C		13.17

74V2

Class M		13.18
Class R		13.20
Class Y		13.18